Exhibit 10.30

Execution Version

AMENDMENT OF AND JOINDER TO

CLASS A COMMON STOCK

REGISTRATION RIGHTS AGREEMENT

This amendment and joinder (this “Amendment and Joinder”), dated as of October 12, 2012, by and between WLH Recovery Acquisition LLC, a Delaware limited liability company (“Paulson”), and William Lyon Homes, a Delaware corporation (the “Company”).

WHEREAS, a Class A Common Stock Registration Rights Agreement was entered into on February 25, 2012 by and among, inter alia, certain of Holders of Company securities (the “Other Holders”) and the Company (the “Registration Rights Agreement”);

WHEREAS, on or prior to the date hereof, Paulson shall have acquired certain Class A Shares (the “New Party Class A Shares”) from the Company pursuant to a Subscription Agreement by and between Paulson and the Company;

WHEREAS, the Company and Paulson desire to amend the Registration Rights Agreement to allow for the inclusion of the New Party Class A Shares in the definition of Registrable Securities so that Paulson may become a party to the Registration Rights Agreement by execution of this Amendment and Joinder; and

WHEREAS, this Amendment and Joinder is duly made pursuant to Section 11(g) of the Registration Rights Agreement by the Company with the consent of Holders of a majority of the Registrable Securities outstanding as of the date hereof.

NOW IT IS AGREED as follows:

1. In this Amendment and Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

2. The definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means (i) the Class A Shares issued to the Holders pursuant to the Plan, (ii) the Class A Shares issued to WLH Recovery Acquisition LLC, a Delaware limited liability company (“Paulson”), pursuant to that certain Subscription Agreement, dated October 12, 2012, by and among the Company and Paulson, and (iii) any additional Class A Shares issued or distributed by way of a dividend, stock split or other distribution in respect of such Class A Shares. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective under the Securities Act by the SEC and such Registrable Securities shall have been disposed of pursuant to such effective Registration Statement, (b) they shall have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities”, (c) they shall have ceased to be outstanding, or (d) the entire amount of the Registrable Securities held by any Holder may be sold by such Holder in a single sale without, in the opinion of counsel reasonably satisfactory to the Company and such Holder, any limitation as to volume or manner of sale requirements pursuant to Rule 144 promulgated under the Securities Act and the Company removes any restrictive legend borne by the Registrable Securities.”

3. Except as modified by this Amendment and Joinder, the Registration Rights Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Registration Rights Agreement, other than as expressly contemplated herein.

4. Paulson hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Company and the Other Holders to be bound by the terms of the Registration Rights Agreement as a “Holder” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

5. The Company covenants and agrees that Paulson shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the extent and effect that Paulson shall be deemed, with effect from the date on which Paulson executes this Amendment and Joinder, to be a party to the Registration Rights Agreement as a “Holder.”

6. This Amendment and Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Amendment and Joinder.

7. This Amendment and Joinder may be executed in any number of counterparts and signatures may be delivered by facsimile or other electronic transmission (including via .pdf or .tif) and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same instrument.

8. If any provision of this Amendment and Joinder becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment and Joinder and the balance of this Amendment and Joinder shall be enforceable in accordance with its terms.

9. The address of Paulson for purposes of all notices under the Registration Rights Agreement is:

Notices to Paulson:

WLH Recovery Acquisition LLC

1251 Avenue of the Americas

New York, NY 10020

Attn: Jonathan Shumaker

Phone: (212) 599-6328

Facsimile: (212) 977-9505

with a copy to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attn: Rob Carlson

Phone: (650) 320-1830

Facsimile: (650) 320-1930

[Remainder of Page Intentionally Left Blank]

Execution Version

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Joinder to be executed and delivered by its authorized representative as of the date first above written.

PAULSON:

By:	WLH RECOVERY ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Jonathan Shumaker
Name: Jonathan Shumaker
Title: Authorized Signatory

THE COMPANY:

By:	WILLIAM LYON HOMES,
a Delaware corporation

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Executive Vice President

[Signature Page to Amendment of and Joinder to Registration Rights Agreement]